Exhibit 4.4


                      WARRANT PURCHASE AGREEMENT



         This Agreement is made at Santa Clara, California as of the 2nd day of August, 1991, between SEEQ TECHNOLOGY, INCORPORATED, a Delaware corporation (the "Company"), and SILICON VALLEY BANK, a California banking corporation ("Investor"), and is as follows:

       Number of Shares:                               150,000

       Class of Stock:                                 Common

       Initial Exercise Price:                         $1.50 per share


ARTICLE 1.  ISSUANCE OF WARRANT.

         1.1. SALE AND PURCHASE OF WARRANT. The Company shall sell to Investor, and Investor shall purchase from the Company, a warrant in substantially the form attached to this Agreement as Exhibit A (the "Warrant"). The cost of the Warrant to Investor shall be $1.00 (the "Purchase Price"). The Warrant shall give Investor the right to purchase the above number of shares of the above referenced class of the Company's securities (the "Shares") at the exercise price referenced above, all subject to adjustment as provided in the Warrant.

         1.2. CLOSING. The issuance of the Warrant shall take place upon execution of this Agreement, or on such other date as the parties may agree (the "Closing"). At the Closing, the Company shall deliver the Warrant to Investor, issued in the name of Investor. Investor may pay the Purchase Price by check, in form of cancellation of Indebtedness, or by such other means as the parties may agree.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         2.1. TRUTH OF STATEMENTS. The Company hereby represents and warrants to Investor that, except as set forth on Exhibit B, each of the statements set forth in this Article 2, and in any other written document provided to Investor in the transaction of which this Agreement is a part, is true, accurate, and complete as of the date hereof and will be true, accurate, and complete as of the date of the Closing. If Exhibit B is blank or there is no Exhibit B attached, then there are no exceptions.

         2.2. CORPORATE STATUS. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite legal and corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as now conducted

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and as proposed to be conducted.  If the Company is not a California corporation, it is in good standing as a foreign corporation qualified to do business in California.

         2.3. VALUATION AND CAPITALIZATION. The Initial Exercise Price referenced above is not greater than the price per share at which the Shares were last issued in an arm's-length transaction in which at least $500,000 of the Shares were sold, and, in the good faith reasonable opinion of the Company's President and Chief Financial
Officer, is not greater than the fair market value of the Shares as of the date of this Agreement. All outstanding securities of the Company have been duly authorized and are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable state and Federal securities laws.

         2.4. AUTHORIZATION. All corporate action on the part of the Company and its officers, directors, and shareholders necessary for the Company to authorize, execute, deliver, and perform this Agreement, including without limitation the authorization, execution, issuance, and delivery of the Warrant, the reservation of the Shares issuable upon the exercise or conversion of the Warrant (and securities issuable, directly or indirectly, upon conversion of the Shares, if any), and the offer and grant of registration rights to the Investor, has been taken. The persons signing this Agreement and the Warrant have full power and authority to execute and deliver this Agreement and the Warrant on behalf of the Company. When executed and delivered, this Agreement and the Warrant will constitute a valid and binding obligation of the Company.

         2.5. CORPORATE POWER. The Company has all requisite legal and corporate power and authority to enter into this Agreement and all requisite legal and corporate power and authority to issue and deliver the Warrant, the Shares, and any securities issuable, directly or indirectly, upon conversion of the Shares, and to carry out and perform its obligations under the terms and conditions of this Agreement and the Warrant.

         2.6. VALIDITY OF WARRANT. Upon issuance, the Warrant will constitute a valid and binding obligation of the Company. The Shares have been duly and validly reserved for issuance upon exercise or conversion of the Warrant. Upon issuance, the Warrant and the Shares will be duly authorized, validly issued, fully paid, nonassessable, and free of any liens or encumbrances except for restrictions on transfer provided for under applicable federal and state securities laws. The Company shall at all times have authorized and reserved for issuance sufficient shares of the Shares, and of any class of securities into which the Shares are convertible, to issue the Shares and any class of securities into which the Shares are convertible.
The issuance of the Warrant is not, and the issuance of the Shares will not be, subject to any preemptive rights or rights of first refusal. For the purpose of

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this Section 2.6, the word "Shares" also includes securities issuable, directly or indirectly, upon conversion of the Shares, if any.

         2.7. NO ANTIDILUTION UPON ISSUANCE OR EXERCISE OF WARRANT. Neither the issuance nor the exercise of the Warrant will cause the rate at which any of the Company's outstanding convertible securities are ultimately convertible to Common Stock to change, nor will it otherwise invoke any "antidilution" feature of any of the Company's outstanding securities or rights to purchase securities.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         3.1. TRUTH OF STATEMENTS. Investor hereby represents and warrants to the Company that each of the statements set forth in this
Article 3 is true, accurate, and complete as of the date hereof and will be true, accurate, and complete as of the date of the Closing. For the purpose of this Article 3, the word "Shares" also includes securities issuable, directly or indirectly, upon conversion of the Shares, if any.

         3.2. AUTHORIZATION. The person signing this Agreement has full power and authority to enter into this Agreement on behalf of Investor. When executed and delivered, this Agreement will constitute a valid and legally binding obligation of Investor.

         3.3. NO REGISTRATION. Investor understands that the Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and will be issued pursuant to an exemption from registration contained in the Act based in part upon the representations of Investor contained in this Agreement.

         3.4. ACQUISITION FOR INVESTMENT. Investor is acquiring the Warrant and the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution of the Warrant or the Shares.

         3.5. EXPERIENCE. Investor is a sophisticated lender to publicly traded and non-publicly traded high-technology and other businesses and is able to fend for itself. Investor is able to bear the economic risk of the purchase of the Warrant and the Shares, including a complete loss of Investor's investment. Investor has had an opportunity to ask such questions of the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and other matters as it has deemed necessary or desirable.

         3.6. ACCREDITED INVESTOR. Investor is an "Accredited Investor" as defined in S.E.C. Rule 501(a).


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ARTICLE 4.  CONDITIONS TO INVESTOR'S OBLIGATION TO CLOSE.  The
obligation of Investor to purchase the Warrant is subject to the satisfaction of the following conditions, or Investor's written waiver thereof, before or at the Closing:

         4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall be true and correct.

         4.2. CORPORATE ACTION. All corporate action on the part of the Company and its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of this Agreement and the Warrant and the consummation of the transactions contemplated hereby shall have been taken.

         4.3. TENDER OF WARRANT. The Company shall have tendered the Warrant to Investor, fully executed and in proper form.

         4.4. CERTIFICATE OF SECRETARY. The Company shall have provided Investor a certificate of the Secretary of the Company in the form attached as Exhibit C, that all corporate action on the part of the Company and its officers, directors, and shareholders necessary in connection with this Agreement has been taken. Failure to provide such certificate does not waive any of the Company's obligations pursuant to this Agreement or constitute notice that any necessary consents have not been obtained. Any such waiver or notice may be given only in accordance with Sections 8.6 and 8.7 of this Agreement.

ARTICLE 5. CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CLOSE. The obligation of the Company to issue the Warrant is subject to the satisfaction of the following conditions, or the Company's written waiver thereof, before or at the Closing:

         5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in Article 3 shall be true and correct.

         5.2. TENDER OF PURCHASE PRICE. Investor shall have tendered the Purchase Price to the Company.

ARTICLE 6.  REGISTRATION RIGHTS.

                  The Company hereby irrevocably offers Investor the registration rights set forth in Exhibit D hereto. Investor may accept the offer of such registration rights at any time that Investor owns the Shares. The Company shall give Investor the same notices at the same times that the Company gives to any other holder of Registration Rights, regardless of whether Investor has accepted the offer of the registration rights or exercised the Warrant. For the purpose of this Article 6, the word "Shares" also includes securities issuable, directly or indirectly, upon conversion of the Shares, if any.


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ARTICLE 7.  COVENANTS OF THE COMPANY.

         7.1. INFORMATION RIGHTS. So long as Investor holds the Warrant or any Shares, the Company shall deliver to Investor the Company's annual audited or reviewed financial statements (consisting of a consolidated profit or loss statement for such fiscal year, a consolidated balance sheet of the Company as of the end of the year, and a consolidated statement of changes in financial condition for such fiscal year, certified by independent public accountants of recognized standing selected by the Company) within 90 days after the end of each fiscal year of the Company, and the Company's quarterly unaudited financial statements (consisting of an unaudited consolidated profit or loss statement for such fiscal quarter and an unaudited consolidated balance sheet as of the end of such fiscal quarter) within 45 days after the end of each of the first three quarters for the fiscal year. The right to receive financial statements under this Article 7 may be transferred to any subsequent holder of the Warrant and may be transferred to any subsequent holder of at least one-third of the Shares issuable under the Warrant (as appropriately adjusted for stock splits, stock dividends, stock subdivisions, and stock combinations with respect to the Shares or securities) or, if less, Shares issuable under the Warrant having a then current fair market value (as determined under Section 1.5 of the Warrant) of at least $50,000, or any subsequent holder of Shares who is an affiliate of Investor. For the purpose of this Article 7, the word "Shares" also includes securities issuable, directly or indirectly, upon conversion of the Shares, if any.

         7.2. GOVERNMENTAL APPROVALS. The Company shall obtain and keep effective such securities acts filings and permits, consents, and approvals of governmental agencies as needed to enable the Company to lawfully issue, sell, and deliver this Warrant and the Shares to Investor and Investor's permitted assigns.

ARTICLE 8.  MISCELLANEOUS.

         8.1.     BROKERS AND FINDERS.

                  8.1.1. INVESTOR. Investor (a) represents and warrants that Investor has retained no finder or broker in connection with the transactions contemplated by this Agreement and (b) shall indemnify and hold the Company harmless of and from any liability for commissions or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Investor, or any of Investor's employees or representatives, is responsible.

                  8.1.2. THE COMPANY. The Company (a) represents and warrants that the Company has retained no finder or broker in connection with the transactions contemplated by this Agreement and

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(b) shall indemnify and hold harmless Investor of and from any liability for commissions or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of the Company's employees or representatives, is responsible.

         8.2. SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

         8.3. ADDITIONAL ACTIONS AND DOCUMENTS. The parties shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of this Agreement, only upon obtaining the prior written consent of the Company.

         8.4. SUCCESSORS AND ASSIGNS. This Agreement and the Warrant shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the provisions of this Agreement and in the Warrant, Investor may transfer all or part of its interest in this Agreement and the Warrant.

         8.5. PARTIES IN INTEREST. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. No provision of this Agreement shall give any third person any right of subrogation or action over or against any party to this Agreement.

         8.6. AMENDMENTS, WAIVERS, AND CONSENTS. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the parties. Any party may waive compliance by any other party with any of the covenants or conditions of this Agreement, but no waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing. For the protection of all parties, amendments, waivers, and consents that are not in writing and executed by the party to be bound may be enforced only if they are detrimentally relied upon and proved by clear and convincing evidence. Such evidence may not include the alleged reliance.

         8.7. NOTICE. Any notice, instruction, or communication required or permitted to be given under this Agreement or the

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Warrant to any party shall be in writing and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid, addressed to the principal office of such party or to such other address as such party may request by written notice.

         8.8. EXPENSES. The Company shall reimburse Investor for its reasonable expenses in connection with the negotiation and preparation of this Agreement, including the reasonable fees of Investor's legal counsel. The company shall also pay all of Investor's costs and expenses, including without limitation attorneys' fees, associated with modifying this Agreement and/or negotiating with the Company to modify this Agreement or the Warrant. Investor has no duty to modify or consider modifying this Agreement or the Warrant. Each party has been represented by counsel in the negotiation and execution of this Agreement.

         8.9. SPECIFIC PERFORMANCE. The parties acknowledge that it will be impossible to measure in money the damage to the parties hereto of any failure to comply with any of the restrictions or obligations imposed by this Agreement or the Warrant, that every such restriction and obligation is material, and that in the event of any such failure, the parties will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party to compel performance of all of the terms of this Agreement or the Warrant, and waives any defenses to the availability of equitable relief, including without limitation the defenses of failure of consideration, breach of any other provision of this Agreement or the Warrant, and availability of relief in damages.

         8.10. ATTORNEYS' FEES. If Investor brings any suit, action, counterclaim, or arbitration to enforce the provisions of this Agreement or the Warrant, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. "Prevailing Party" within the meaning of this Section includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         8.11. GOVERNING LAW. The rights and obligations of the parties shall be governed by, and this Agreement and the Warrant shall be construed and enforced in accordance with, the laws of the State of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

         8.12. JURISDICTION AND VENUE. The parties hereto consent to the jurisdiction of all federal and state courts in California, and

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agree that venue shall lie exclusively in Santa Clara County,
California.

         8.13. ENTIRE AGREEMENT. This Agreement and the documents and agreements contemplated herein constitute the entire agreement between the parties with regard to the Warrant, the Shares, and any securities issuable, directly or indirectly, upon conversion of the Shares. This Agreement supersedes all previous agreements between or among the parties, and there are now no agreements, representations, or warranties between or among the parties other than those set forth herein or therein or herein or therein provided for.

         8.14. SEVERABILITY. If any provision of this Agreement or the Warrant, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement and the Warrant, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         8.15. EXHIBITS. All Exhibits hereto shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference.



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         8.16.      COUNTERPARTS.  This Agreement may be executed in any
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this WARRANT PURCHASE AGREEMENT as of the date first referenced above.

"COMPANY"                             "INVESTOR"

SEEQ TECHNOLOGY, INCORPORATED         SILICON VALLEY BANK

By:  J. DANIEL MCCRANIE               By:   DAVID J. STEARNS
          (Signature)                           (Signature)


Name    Dan McCranie                 Name     David J. Stearns
           (Print)                                (Print)

Title:  Chairman of the Board,       Title:   Vice President
President, or Vice President



By:  RALPH HARMS                  By:  DANIEL R. MICHENER
        (Signature)                       (Signature)


Name  Ralph Harms                 Name  Daniel R. Michener
         (Print)                            (Print)

Title:  Chief Financial              Title: Assistant Vice
Officer, Secretary, Assistant        President
Treasurer, or Assistant Secretary

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